EXHIBIT 24.2



                       GE COMMERCIAL MORTGAGE CORPORATION

                             SECRETARY'S CERTIFICATE

Re:   GE COMMERCIAL MORTGAGE CORPORATION


      The undersigned Secretary of GE Commercial Mortgage Corporation (the "Company") does hereby certify as follows:

      1. Attached hereto as Exhibit A is a true, correct and complete copy of the resolutions of the Company duly adopted by the Board of Directors of the Company as of December 5, 2005. Such resolutions have not been amended, modified or rescinded and remain in full force and effect in the form adopted as of the date hereof and are the only resolutions of the Board of Directors with respect to such matters.


      IN WITNESS WHEREOF, I have hereto signed my name this 1st day of March
2006.

                                                  /s/ Patricia A. DeLuca
                                                --------------------------------
                                                Name:   Patricia A. DeLuca
                                                Title:  Secretary

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                                   Exhibit A

                      GE COMMERCIAL MORTGAGE CORPORATION

     ACTION OF THE EXECUTIVE COMMITTEE OF THE BOARD OF DIRECTORS TAKEN BY
                          UNANIMOUS WRITTEN CONSENT

            The undersigned, being all of the members of the Executive Committee of the board of directors of GE Commercial Mortgage Corporation, a Delaware corporation (the "Corporation"), do hereby consent, pursuant to Section 141(f) of the Delaware General Corporation Law, to the adoption of the following resolutions and hereby direct that this written consent to such action be filed with the minutes of the Corporation.

            WHEREAS, the Executive Committee of the Board of Directors has determined that it is in the best interests of the Corporation that it (i) register under applicable laws for the sale of up to one million dollars ($1,000,000) in commercial mortgage backed securities, and to effect same, prepare and file with the Securities and Exchange Commission a Form S-3 Registration Statement under the Securities Act of 1933, and pre and post effective amendments thereto as appropriate (the "Registration Statement"), along with a related prospectus (the "Prospectus") and prospectus supplement (the "Prospectus Supplement"); and (ii) take or cause to be taken any and all actions, and prepare, execute and file or deliver any and all documents and instruments, and pay any and all fees and expenses in connection therewith, in each case as necessary, desirable or appropriate in order to effectuate the purposes and intents of these resolutions (collectively, the "Transaction"); and

            WHEREAS, the Executive Committee of the Board of Directors desires to acknowledge, authorize, approve, ratify and confirm certain actions heretofore taken in connection therewith and to authorize certain further actions to be taken with respect to the Transaction.

                  NOW, THEREFORE, BE IT RESOLVED, that the Transaction be, and it hereby is, approved and authorized; and further

                  RESOLVED, that the preparation and filing of the Registration
            Statement, Prospectus and Prospectus Supplement be, and they hereby are, authorized, approved, ratified and confirmed in all respects;

                  RESOLVED, that the Corporation does hereby make, constitute and appoint Michael Krull and Daniel Vinson (each being referred to herein as "Authorized Signatory") as the Corporation's true and lawful agent and attorney in fact to act in the name and on behalf of the Corporation for and with respect to the Transaction and the other matters described herein, and hereby grants and gives each such Authorized Signatory (acting alone) the power and authority to do any and every act and to exercise any and every power that the Corporation might or could do with respect to the Transaction and the other matters described herein

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            that such Authorized Signatory shall deem proper and advisable, the
            Corporation intending to vest in each such Authorized Signatory a full power of attorney for the purposes aforesaid, and the Corporation hereby ratifies, confirms and approves all prior acts of each such Authorized Signatory on behalf of the Corporation in connection with the aforesaid purposes;

                  RESOLVED, that the Corporation hereby authorizes, approves, ratifies and confirms the retention, in the name and on behalf of the Corporation, of such counsel, accountants, investment advisers and such other professionals and advisers as may have been determined to be necessary or appropriate by any officer or Authorized Signatory of the Corporation in connection with the matters referred to in these resolutions, such determination to be conclusively evidenced by exercise of the discretionary authority herein conferred;

                  RESOLVED, that any officer or Authorized Signatory of the
            Corporation be, and each of them hereby is, authorized and empowered to retain, in the name and on behalf of the Corporation, such other counsel, accountants, investment advisers and such other professionals and advisers as they shall deem necessary or appropriate in order to accomplish the purpose and intent of these resolutions, such determination to be conclusively evidenced by exercise of the discretionary authority herein conferred;

                  RESOLVED, that the officers and Authorized Signatories of the
            Corporation be, and each of them hereby is, authorized to do, or cause to be done, all such acts and things, and to make, execute and deliver, or cause to be made, executed and delivered, all such agreements, documents, instruments, opinions and certificates, in the name of and on behalf of the Corporation as they or any of them may deem necessary, advisable or appropriate to carry out the purpose and intent of these resolutions and to cause the Corporation to perform its obligations under the agreements referred to in these resolutions, such determination to be conclusively evidenced by exercise of the discretionary authority herein conferred;

                  RESOLVED, that all actions heretofore taken by any officer, director, Authorized Signatory, agent, or attorney of the Corporation, in its name and on its behalf, in connection with the Transaction be, and they hereby are, authorized, approved, ratified, and confirmed in all respects;

                  RESOLVED, that any notice or information which may under the
            General Corporation Law of the State of Delaware or

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            otherwise have to be delivered to the directors prior to their execution of any consent in lieu of meeting be, and it is, hereby waived to the greatest extent permitted by applicable law.

            This Written Consent may be executed in two or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.